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                                                            OMB APPROVAL
                                                    ---------------------------
                                                    OMB NUMBER         3235-0059
                                                    EXPIRES:     AUGUST 31, 2004
                                                    ESTIMATED AVERAGE BURDEN
                                                    HOURS PER RESPONSE.....14.73

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting Material Pursuant to Section 240.14a-12

                            TAUBMAN CENTERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          SIMON PROPERTY GROUP, INC.
                       SIMON PROPERTY ACQUISITIONS, INC.
                           WESTFIELD AMERICA, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------




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[LOGO OF SIMON PROPERTY GROUP]                               [LOGO OF WESTFIELD]



SIMON CONTACT:                                                       WESTFIELD CONTACT:
Shelly Doran                 George Sard/Paul Caminiti/Hugh Burns    Katy Dickey
Simon Property Group, Inc.   Citigate Sard Verbinnen                 Westfield America
317/685-7330                 212/687-8080                            310/445-2407



                   SIMON PROPERTY GROUP AND WESTFIELD AMERICA
                 SEEK TO ADD TWO NEW CLAIMS TO MICHIGAN LAWSUIT

 CONTEND THAT TCO BOARD HAS BREACHED FIDUCIARY DUTIES BY USING SHARE REPURCHASE
  PROGRAM TO INCREASE TAUBMAN FAMILY VOTING POWER IN CONTESTED BOARD ELECTION

        ALLEGE THAT APPOINTMENT OF MYRON ULLMAN III TO TCO BOARD BREACHES
           FIDUCIARY DUTIES AND VIOLATES TCO BY-LAWS AND MICHIGAN LAW

         NEW YORK, APRIL 30, 2003 - Simon Property Group, Inc. (NYSE: SPG) and Westfield America, Inc., the U.S. subsidiary of Westfield America Trust (ASX:
WFA), today announced that SPG has requested permission to file a Third Amended Complaint in the United States District Court for the Eastern District of Michigan in order to challenge the latest improper actions by Taubman Centers, Inc. (NYSE: TCO).
         SPG and Westfield contend that the TCO Board is breaching its fiduciary duties to TCO shareholders by improperly using the TCO share repurchase program to increase the relative voting power of the Taubman family going into a contested election for board members. SPG and Westfield believe that implementation of the TCO repurchase program is an improper use of shareholder funds designed to further entrench the Taubman family, and that it contradicts TCO's public pledge of February 10, 2003, not to use the repurchase program to increase the relative voting power of the family on matters affecting the tender offer by SPG and Westfield.
         SPG and Westfield also believe that the TCO Board has breached its fiduciary duties to TCO shareholders by invalidly appointing its own handpicked director, Myron Ullman III, in an attempt to deprive TCO shareholders of their right to fill the seat left vacant by A. Alfred Taubman. In addition, SPG and Westfield contend that the appointment of Mr. Ullman is invalid under TCO's charter, by-laws, and Michigan law, which require that the seat to which Mr. Ullman was appointed be filled through a shareholder vote.


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         The board seat, which should have been up for election at the Company's annual meeting in May 2002, was left vacant by the resignation of Alfred Taubman in December 2001. By appointing Mr. Ullman to the board without a shareholder vote, the Company is trying to ensure that the seat will not be up for election until 2005, thereby improperly extending the three-year term of the seat previously held by Alfred Taubman into a six-year term.
         David Simon, CEO of SPG, and Peter Lowy, CEO of Westfield America, issued the following joint statement: "The TCO Board's recent actions are part of a continuing pattern of behavior designed to further entrench themselves at the expense of shareholders. As a result, we feel compelled once again to seek the intervention of the court in order to give shareholders the opportunity to accept our $20.00 per share all-cash offer."

                                      * * *

         The $20.00 per share all-cash offer for TCO shares will expire on midnight, New York City time, on May 30, 2003, unless further extended. The complete terms and conditions of the offer are set forth in the Offer to Purchase, as amended, and the related Letter of Transmittal, copies of which are on file with the SEC and available by contacting the information agent, MacKenzie Partners, Inc. at (800) 322-2885. Merrill Lynch & Co. is acting as financial advisor to SPG and Westfield America, Inc. and is the Dealer Manager for the Offer. Willkie Farr & Gallagher is acting as legal advisor to SPG and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to Westfield America, Inc. Simpson Thacher & Bartlett is acting as legal advisor to Merrill Lynch & Co.

ABOUT SIMON PROPERTY GROUP
Simon Property Group, Inc. (NYSE:SPG), headquartered in Indianapolis, Indiana, is a real estate investment trust engaged in the ownership and management of income-producing properties, primarily regional malls and community shopping centers. Through its subsidiary partnerships, it currently owns or has an interest in 241 properties containing an aggregate of 183 million square feet of gross leasable area in 36 states, as well as nine assets in Europe and Canada. Additional Simon Property Group information is available at www.simon.com.

ABOUT WESTFIELD AMERICA, INC.
Westfield America, Inc. is the United States subsidiary of Westfield America Trust (ASX: WFA), the second-largest property trust listed on the Australian Stock Exchange. WFA owns a majority interest in the Westfield America portfolio of 63 centers, branded as Westfield Shoppingtowns. Westfield Shoppingtowns are home to more than 8,400 specialty stores and encompass 64 million square feet in the states of California, Colorado, Connecticut, Florida,


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Illinois, Indiana, Maryland, Missouri, Nebraska, New Jersey, New York, North
Carolina, Ohio and Washington.


                                      # # #

IMPORTANT INFORMATION
This news release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any TCO shares, and is not a solicitation of a proxy. Simon Property Group, Inc. and Simon Property Acquisitions, Inc., a wholly owned subsidiary of Simon Property Group, Inc. filed a tender offer statement on Schedule TO with the Securities and Exchange Commission on December 5, 2002 (as amended), with respect to the offer to purchase all outstanding shares of TCO common stock. Investors and security holders are urged to read this tender offer statement as amended because it contains important information. Investors and security holders may obtain a free copy of the tender offer statement and other documents filed by SPG and Westfield America, Inc. with the Commission at the Commission's web site at http://www.sec.gov. The tender offer statement and any related materials may also be obtained for free by directing such requests to MacKenzie Partners, Inc. at (800) 322-2885.

SPG and Westfield America, Inc. and certain other persons may be deemed participants in the solicitation of proxies from the shareholders of TCO in connection with TCO's 2003 Annual Meeting of Shareholders. Information concerning such participants is available in the tender offer statement and other documents filed by SPG and Westfield with the Commission as described above, and further information will be available in SPG/Westfield's Preliminary Proxy Statement and Definitive Proxy Statement to be filed with the Commission in connection with the solicitation of proxies in due course.

Shareholders of TCO are advised to read SPG/Westfield's Definitive Proxy Statement in connection with SPG/Westfield's solicitation of proxies from TCO shareholders when it becomes available, because it will contain important information. Shareholders of TCO and other interested parties may obtain, free of charge, copies of the Preliminary Proxy Statement and the Definitive Proxy Statement (when available), and any other documents filed by SPG/Westfield with the Commission in connection with the proxy solicitation at the Commission's website as described above. The Preliminary Proxy Statement and the Definitive Proxy Statement (when available) and these other documents may also be obtained free of charge by contacting MacKenzie Partners, Inc., the firm assisting SPG/Westfield in the solicitation of proxies, toll-free at the number listed above.

FORWARD-LOOKING STATEMENTS
This release contains some forward-looking statements as defined by the federal securities laws which are based on our current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, projected or implied. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.


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